NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COMPANY'S COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

CAPSTONE TECHNOLOGIES GROUP INC.
AMENDED AND RESTATED
UP TO $1,000,000.00 U.S. EIGHT PERCENT (8%) UNSECURED CONVERTIBLE NOTE

THIS AMENDED AND RESTATED 8% UNSECURED CONVERTIBLE NOTE (the "**Note**") is a duly authorized instrument of **Capstone Technologies Group Inc.**, a Nevada corporation (the "**Company**") and amends, supersedes, replaces and restates in its entirety that 8% Unsecured Convertible Note originally issued to Holder.

FOR VALUE RECEIVED, the Company promises to pay **Seacor Capital Inc.**, a New York corporation (the "**Holder**"), the principal sum of up to **One Million Dollars and No Cents ($1,000,000.00)** or such lesser principal amount following the conversion or conversions of this Note in accordance with Paragraph 2 (the "**Principal Amount**") on February 26, 2022 (the "**Maturity Date**"). Changes in the Principal Amount due under this Note will be documented in Schedule 1 attached hereto and amended from time to time. The Company will pay simple interest on the Principal Amount ("**Interest**") in a lump sum on the Maturity Date, at the rate of 8 percent (8%) per Annum (the "**Interest Rate**") calculated as to any portion of the Principal Amount from the date of receipt by the Company of such portion of the Principal Amount. Notwithstanding anything to the contrary set forth herein, the Company may prepay any portion of the Principal Amount and accrued and unpaid Interest at any time, from time to time, upon sixty (60) days' prior written notice to Holder.

For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

"**Business Day**" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"**Common Stock**" means the common stock of the Company.

"**Conversion Price**" means $0.225

"**Person**" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"**Notice of Conversion**" means a notice in the form of Exhibit A.

"**Securities**" means the Note and Conversion Shares.

"**Securities Act**" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"**Trading Day**" means a day on which the principal market or exchange, on which the Common Stock is listed or quoted for trading, is open (e.g. the Nasdaq Capital Market, the NYSE AMEX Equities Exchange, the New York Stock Exchange, the OTC Bulletin Board, OTCQX, OTCQB or the Pink Sheets as operated by OTC Markets Group, Inc., etc.).

"**Trading Market**" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

"**VWAP**" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the "**Pink Sheets**" published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in principal amount of the Note then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

This Note is subject to the following additional provisions:

1. Subject to the ownership limitations set forth in Section 12 below, the Holder of this Note is entitled, at its option, at any time after the issuance of this Note, to convert all or any lesser portion of the outstanding Principal Amount plus all accrued but unpaid Interest into Common Stock ("**Conversion Shares**") at a fixed conversion price per share equal to the Conversion Price. The Holder may convert this Note into Common Stock ("**Conversion Shares**") by delivering a notice of conversion, the form attached hereto as Exhibit A ("**Notice of Conversion**"), executed by the Holder of the Note evidencing such Holder's intention to convert the Note. Issuance of Conversion Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Conversion Shares, all of which taxes and expenses shall be paid by the Company, and such Conversion Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Conversion Shares are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form acceptable to the Company duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for electronic delivery of the Conversion Shares.

2. Conversion Shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder's or its designee's balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system ("**DWAC**") if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Conversion Shares to or resale of the Conversion Shares by the Holder or (B) the Conversion Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of Conversion Shares to which

the Holder is entitled pursuant to such conversion to the address specified by the Holder in the Notice of Conversion by the date that is the earlier of (i) three (3) Trading Days after the delivery to the Company of the Notice of Conversion and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Conversion (such date, the "**Conversion Share Delivery Date**"). Upon delivery of the Notice of Conversion, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares with respect to which this Note has been converted, irrespective of the date of delivery of the Conversion Shares. If the Company fails for any reason to deliver to the Holder the Conversion Shares subject to a Notice of Conversion by the Conversion Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Conversion Shares subject to such conversion (based on the VWAP of the Common Stock on the date of the applicable Notice of Conversion), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Conversion Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. If qualified, the Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Note remains outstanding and exercisable. As used herein, "**Standard Settlement Period**" means the standard settlement period, expressed in a number of Trading Days, on the Company's primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion.

3. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Conversion Shares in accordance with the provisions of Section 2 above pursuant to a conversion on or before the Conversion Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a "**BuyIn**"), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Conversion Shares that the Company was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Note and equivalent number of Conversion Shares for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

4. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

5. If the Company at any time on or after the issuance date of this Note subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common

Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the issuance date of this Note combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 5 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 5 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

6. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a "**Fundamental Transaction**"), then, the Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "**Successor Entity**") to assume in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 6 pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note, and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "**Company**" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.

7. This Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the exclusive jurisdiction of the state or Federal courts of the State of New York residing in New York County in connection with any dispute arising under this Note, and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on *forum non coveniens,* to the bringing of any such proceeding in such jurisdictions. Each of the parties hereby waives the right to a trial by jury in connection with any dispute arising under this Note.

8. The following shall constitute an "**Event of Default**", if and when declared:

    a. The Company's failure to pay outstanding Principal accrued and unpaid Interest under this Note on the Maturity Date and same shall continue for a period of five (5) days; or

    b. Any of the representations or warranties made by the Company herein, in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in

connection with the execution and delivery of this Note shall be intentionally false or misleading in any material respect at the time made; or

c. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Note and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

d. The Company shall make an assignment for the benefit of creditors or commence proceedings for its dissolution; or shall apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

e. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

f. Any money judgment, writ or warrant of attachment, or similar process in excess of One Hundred Thousand Dollars ($100,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

g. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

h. The Company shall have its Common Stock suspended or delisted from an exchange or over-the-counter market from trading for in excess of five (5) Trading Days or shall fail to remain current with its financial filings.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider all obligations under this Note immediately due and payable the fifth Business day after providing written notice to the Company of the Event of Default. **Notwithstanding anything set forth herein to the contrary, an Event of Default is neither triggered nor accrues unless and until the Company receives notice from Holder (holding at least a majority in principal amount of the then outstanding Note) declaring an Event of Default.**

9. If any Event of Default is triggered, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder's election, immediately due and payable in cash. Commencing five (5) days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under

applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

10. The Company covenants that until all amounts due under this Note are paid in full, by conversion or otherwise, unless waived by the Holder or subsequent Holder in writing, the Company shall give prompt written notice to the Holder of any Event of Default or of any other matter which has resulted in, or could reasonably be expected to result in a materially adverse change in its financial condition or operations;

11. Upon receipt of an executed lost note affidavit and indemnity in form and substance satisfactory to the Company regarding the loss, theft, destruction, or mutilation of this Note or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will issue a new Note of like tenor, in the amount of unpaid principal of this Note, in lieu of such lost, stolen, destroyed or mutilated Note.

12. The Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, such number of shares of Common Stock for the Note equal to 100% of the maximum number of Conversion Shares issued and issuable pursuant to the Note ("**Reserved Shares**"). The Holder may, upon at least ninety (90) days' prior written notice to the Company, require the Company to include in its proxy materials for any annual meeting of shareholders being held by the Company (or by other reasonable and appropriate method) a proposal for the purpose of increasing the authorized shares of Common Stock to a number sufficient to allow for conversion of all of the issued and issuable Conversion Shares ("**Proposal Request**"). The Company's board of directors will support such Proposal and recommend that the shareholders vote "for" such Proposal. For clarity, failure by the Company, at any time from time to time, to have insufficient Reserved Shares will not constitute a breach or Event of Default under this Note, unless the Company refused to comply with a Proposal Request submitted by Holder.

13. The Holder may not convert this Note to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Note are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Notice of Conversion for a principal amount of Note that would result in the issuance of in excess of the permitted amount hereunder, without regard to any other shares that the Holder or its affiliates may beneficially own, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than sixty-five (65) days' prior written notice to the Company.

14. Maximum Rate. All provisions herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money

advanced hereunder exceed the maximum rate of interest allowed to be charged under applicable law (the "**Maximum Rate**"), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Company and Holder with respect to the indebtedness evidenced hereby.

15. Representations and Warranties of the Holder. By his signature below, Holder hereby represents and warrants as of the date hereof:

a. Organization; Authority. Holder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into this Note and otherwise to carry out its obligations hereunder. The execution and delivery of this Note and performance by such Holder of its obligations pursuant to this Note have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Holder. The Note has been duly executed by such Holder, and when delivered by such Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b. Own Account. Holder understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Note as principal for its own account and not with a view to or for distributing or reselling such Notes or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Holder's right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Such Holder is acquiring the Securities hereunder in the ordinary course of its business.

c. Holder Status. At the time such Holder was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants it will be an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

d. Experience of Such Holder. Such Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

e. General Solicitation. Such Holder is not, to such Holder's knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

f. Access to Information. Holder acknowledges that it has had the opportunity to review the Note (including all exhibits and schedules thereto) and has been afforded (i) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (ii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed by their duly authorized representatives.

Dated: October 29, 2021

CAPSTONE TECHNOLOGIES GROUP INC.,
a Nevada corporation

By:____________________________________
Name: Michael D. Pruitt
Its: Chief Executive Officer

SKY DIRECT LLC

____
Name: Steve Apolant
Title: Authorized Signatory

Schedule 1

	DATE	AMOUNT	TYPE	RECIPIENT	ACKNOWLEDGED BY
1.	February 26, 2021	$350,000	Wire	Capstone Technologies Group Inc.	
2.	October 4, 2021	$650,000	Wire	Capstone Technologies Group Inc.	
3.					
4.					
5.					
6.					
7.					
8.					
9.					
10.					
11.					
12.					
13.					
14.					
15.					
	Total				

Exhibit A

NOTICE OF CONVERSION

The undersigned hereby elects to convert amounts outstanding under the **AMENDED AND RESTATED 8% UNSECURED CONVERTIBLE NOTE OF CAPSTONE TECHNOLOGIES GROUP INC.**, a Nevada corporation (the "**Company**"), into shares of common stock (the "**Common Stock**"), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holders for any conversion, except for such transfer taxes, if any.

Date to Effect Conversion: ___________________________, 20______
(if no date is set, conversion date shall be the date this notice is received)

Amount of Note to be Converted: $_____________________________

Signature: ____

Name: ____

Address: ____